Exhibit 99.1

Bio-Path Holdings to Present at the 19th Annual BIO CEO & Investor Conference

HOUSTON—February 7, 2017 – Bio-Path Holdings, Inc., (NASDAQ: BPTH), a biotechnology company leveraging its proprietary DNAbilize™ liposomal delivery and antisense technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced that Peter H. Nielsen, Chief Executive Officer of Bio-Path Holdings, will present a corporate overview at the upcoming 19th Annual BIO CEO & Investor Conference on Tuesday, February 14, 2017 at 11:00 a.m. ET in New York, NY.

A live webcast of the presentation can be accessed under “Presentations and Publications” in the Media section of the Company’s website at www.biopathholdings.com or at http://www.veracast.com/webcasts/bio/ceoinvestor2017/21213158973.cfm.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company focused on developing therapeutic products utilizing DNAbilize™, its proprietary liposomal delivery and antisense technology, to systemically distribute nucleic acid drugs throughout the human body with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, liposomal Grb2 antisense), is in a Phase II study for blood cancers and in preclinical studies for solid tumors. Bio-Path’s second drug candidate, also a liposomal antisense drug, is ready for the clinic where it will be evaluated in lymphoma and solid tumors.

For more information, please visit the Company’s website at http://www.biopathholdings.com.

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Contact Information:

Investors

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369